EXHIBIT 99.1

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of December 2, 2013

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER
ATWOOD ADVANTAGE	12,000’	Under construction in South Korea.	---	---	---	Delivery expected in mid December 2013.
		Eastern Mediterranean Sea	NOBLE ENERGY INC. (“NOBLE”)	March 2017 (36 months)	$584,000
Upon delivery from the shipyard, the rig will commence an approximate 90 day mobilization at a day rate of approximately $409,000.

Day rate subject to change due to cost escalation provisions in the contract.

ATWOOD ACHIEVER	12,000’	Under construction in South Korea scheduled for delivery in June 2014.	---	---	---
		Multiple countries, to commence in Morocco	KOSMOS ENERGY LTD.	September 2017 (36 months)	$595,000 (day rate will be grossed up for all applicable taxes, approximately $660,000 in Morocco)
Upon delivery from the shipyard, the rig will commence mobilization at a day rate of approximately $417,000 with a scheduled arrival in September 2014.

Day rate subject to change due to cost escalation and tax reimbursement provisions in the contract.

ATWOOD ADMIRAL	12,000’	Under construction in South Korea scheduled for delivery in March 2015.	---	AVAILABLE	N/A
ATWOOD ARCHER	12,000’	Under construction in South Korea scheduled for delivery in December 2015.	---	AVAILABLE	N/A
ATWOOD CONDOR	10,000’	U.S. Gulf Of Mexico	SHELL OFFSHORE INC.	November 2016 (Fixed term)	$555,000	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD OSPREY	8,200’	Australia	CHEVRON AUSTRALIA PTY. LTD.	May 2017 (Fixed term)	Approximately $490,000 through May 2014/ approximately $470,000 thereafter	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5,000’	Australia	WOODSIDE ENERGY LTD. (“WOODSIDE”)/ APACHE ENERGY LTD. (“APACHE”)	June 2014 (Fixed term)	Approximately $436,000 WOODSIDE/ $385,000 APACHE
Anticipated order of remaining drilling program is: WOODSIDE (2 wells) and APACHE (remainder of term).

Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

		Australia	WOODSIDE	June 2016 (24 months)	Approximately $460,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
ATWOOD FALCON	5,000’	Australia	APACHE	November 2014 (Fixed term)	Approximately $385,000
Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

The rig is expected to incur approximately 15 zero rate days for regulatory inspections commencing in December 2013.

ATWOOD HUNTER	5,000’	Equatorial Guinea	NOBLE	Mid December 2013 (Fixed term)	$435,000 (through November) / $513,000 (thereafter)	The rig will incur approximately 110 zero rate days for planned maintenance and regulatory inspections immediately following the completion of this contract.
		Equatorial Guinea	GUINEA ECUATORIAL DE PETROLEOS (“GEPetrol”)	July 2014 (3 wells)	$515,500
The contract provides an option for one well at the contracted rate with an estimated duration of 30 days.

This drilling program has been postponed subsequent to the shipyard period due to a customer delay.

JACK-UPS
ATWOOD MAKO	400’	Thailand	SALAMANDER ENERGY (BUALUANG) LIMITED	September 2014 (Fixed term)	$155,000
ATWOOD MANTA	400’	Malaysia/Thailand	CEC INTERNATIONAL, LTD. (“CEC”)	December 2015 (Fixed term)	$174,500 Malaysia / $159,500 Thailand	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD ORCA	400’	Thailand	MUBADALA PETROLEUM	May 2015 (Fixed term)	$159,500	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD BEACON		Italy	ENI S.p.A.	December 2015 (24 months)	135,100 EUR (approximately $185,000 USD)	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD AURORA	350’	Cameroon	GLENCORE EXPLORATION CAMEROON LTD	May 2014 (3 wells remaining)	$155,000	Day rate subject to change due to cost escalation provisions in the contract. The rig could incur approximately 5 zero rate days for regulatory inspections in the second quarter of fiscal year 2014.
		Cameroon	ADDAX PETROLEUM CAMEROON LIMITED	May 2015 (12 months)	$164,000/ $193,000 (inclusive of Cameroon withholding tax depending on well location)
VICKSBURG	300’	Thailand	CEC	December 2013 (Fixed term)	$115,000	During October, we entered into an agreement to sell the rig. The sale is expected to close when the current drilling program is completed.

OTHER
ATWOOD SOUTHERN CROSS	2,000’	Malta	---	COLD STACKED	N/A
SEAHAWK	1,800’	Ghana	---	COLD STACKED	N/A	During November, we entered into an agreement to sell the rig.